UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2013

National Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12629	36-4128138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Broadway, 27th Floor, New York, NY		10271
(Address of Principal Executive Offices)		(Zip Code)

                               (212) 417-8000

(Registrant's Telephone Number, Including Area Code)

                                        Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

On October 15, 2013, National Holdings Corporation, a Delaware corporation (the “Company”), completed its previously announced merger with Gilman Ciocia, Inc., a Delaware corporation ("Gilman"). Pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 20, 2013, by and among the Company, National Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Gilman, Merger Sub was merged with and into Gilman, with Gilman surviving the merger (the “Merger”) and becoming a wholly-owned subsidiary of the Company.

Pursuant to the Merger Agreement, the Company issued to the Gilman stockholders 0.235019 shares of its common stock for each outstanding share of Gilman common stock. Upon closing the shares of Gilman common stock, which traded under the symbol “GTAX,” have ceased trading on the OTC Bulletin Board.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in it is entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02     Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 15, 2013, in connection with the closing of the Merger described in Item 2.01 of this Current Report on Form 8-K, as contemplated by the Merger Agreement two nominees of the Board of Directors of Gilman, James Ciocia and Frederick “Rick” Wasserman, were appointed to the Company’s Board of Directors as class I directors, effective immediately following the effective time of the Merger.

As compensation for his service on the Board of Directors of the Company, Mr. Wasserman will receive the Company's standard compensation for non-employee directors. Since Mr. Ciocia is an employee, he will not receive any compensation for serving as a member of the Board of Directors of the Company. Other than as provided for in the Merger Agreement, there are no arrangements or understandings between either of Messrs. Ciocia and Wasserman and any other persons pursuant to which either of Messrs. Ciocia and Wasserman were named a director of the Company. Neither of Messrs. Ciocia and Wasserman has (i) any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer or (ii) any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Item 8.01     Other Events.

On October 16, 2013, the Company issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(a)     Financial statements of business acquired

The financial statements required by this Item were previously reported in Gilman's Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 27, 2013, and pursuant to General Instruction B.3 of Form 8-K are not additionally reported herein.

(b)     Pro Forma Financial Information

The unaudited pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)     Exhibits:

2.1

Agreement and Plan of Merger, dated as of June 20, 2013, among National Holdings Corporation, National Acquisition Corp. and Gilman Ciocia, Inc. (incorporated by reference to Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 21, 2013).

99.1	Press Release of National Holdings Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation (Registrant)

Date: October 21, 2013	By:	/s/Mark Klein
Mark Klein
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of June 20, 2013, among National Holdings Corporation, National Acquisition Corp. and Gilman Ciocia, Inc. (incorporated by reference to Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 21, 2013).

99.1	Press Release of National Holdings Corporation.